

YOUR FIRST CHOICE

2020 Annual Report

First Choice Bancorp

Dear Valued Shareholders, Customers and Staff:

We are very pleased to report our 2019 financial results, which reflect another record year for the Company as we continue to see the positive impact of our larger scale and presence in Southern California. We generated approximately $28 million in net income, while delivering further improvement in our level of returns. Our strong performance and financial position enabled us to return $19 million in capital to our shareholders in 2019 through our quarterly cash dividend and stock repurchase program.

While the interest rate environment and macroeconomic uncertainty presented challenges for the banking industry in 2019, we were still able to generate profitable growth, which speaks to the strength of the diverse business model we have developed at First Choice. Our investment in experienced bankers and innovative treasury management solutions has enabled us to continually attract new clients who appreciate our expertise and the quality of our technology, as well as deepen our relationship with existing customers. In 2019, this led to strong growth in both loans and core deposits that we expect to continue in the future.

One of the keys to our success is the strong culture that we have built. For the second consecutive year, First Choice was the only bank in Southern California to be listed as a Best Bank to Work For by American Banker. Being on this prestigious list reflects our commitment to creating a rewarding workplace environment that attracts talented bankers and keeps turnover low, which has strengthened our franchise and enabled us to consistently generate strong performance for our shareholders.

As we started 2020, we were confronted with a new challenge in the form of the COVID-19 pandemic. We have worked hard to build a franchise that can be a source of strength to customers, employees and shareholders during challenging times. We have the capital and liquidity to continue supporting our clients and the communities we serve during this crisis, and we have been proactive in working with our customers to identify the right solutions to help them manage through the downturn in the economy resulting from the pandemic.

Over the longer term, we believe that the positive momentum we have built will continue to result in strong financial performance and further increases in the value of our franchise in the coming years. We would like to thank our shareholders for their continued support, our employees for their dedication to superior service, and our customers for allowing us to be their trusted financial partner. **We look forward to continuing to deliver strong value to all of our stakeholders in the future.**

Respectfully,

Peter Hui
Chairman

Robert M. Franko
President/CEO

LETTER

from the Chairman and President

BOARD OF DIRECTORS



Peter Hui
Chairman
(First Choice Bancorp & First Choice Bank)



Phillip Thong
Vice Chairman
(First Choice Bancorp & First Choice Bank)



Robert M. Franko
Director, President/CEO
(First Choice Bancorp & First Choice Bank)



Roshan Bhakta
Director
(First Choice Bank)



James Gray
Director
(First Choice Bancorp & First Choice Bank)



Thomas Iino
Director
(First Choice Bank)



Fred Jensen
Director
(First Choice Bancorp & First Choice Bank)



Luis Maizel
Director
(First Choice Bancorp)



Pravin Pranav
Director
(First Choice Bancorp & First Choice Bank)



Lynn McKenzie-Tallerico
Director
(First Choice Bancorp)

Not Pictured: Max Freifeld, Director *(First Choice Bank)*

FIRST CHOICE BANK EXECUTIVE MANAGEMENT



Robert M. Franko
Director, President/CEO



Mag Wangsuwana
SVP/Chief Financial Officer



Yolanda S. Su
EVP/Chief Operations Administrator



Gene May
EVP/Chief Credit Officer



Khoi Dang
EVP/General Counsel

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PRACTICES

First Choice Bank is committed to excellence in our environmental, social and governance (ESG) practices. We continually assess our policies and procedures to ensure we are meeting or exceeding industry standards, as well as seek opportunities to enhance the communities where we operate through corporate giving, employee volunteering, workforce development, participating in the political and public policy process, and environmental sustainability programs. As a result of these efforts, we have been recognized on American Banker's Best Banks to Work For list for two consecutive years, have been showcased in the Western Bankers Association's social impact awareness campaign for our community service mission, and have been awarded the Bank Enterprise Award by the U.S. Department of the Treasury's Community Development Financial Institution (CDFI) Fund every year since 2011.

AWARDS

BEST BANKS TO WORK FOR 2018 & 2019

Raymond James awarded First Choice Bank with its coveted Community Bankers Cup Award for 2019. Now in its eighth year, the award recognizes the top 10 percent of community banks in the country for superior profitability, operational efficiency and balance sheet metrics. For 2019, First Choice was ranked No. 7 overall, out of 255 community banks considered, and was the Top Performer in Southern California, with only two banks in the region receiving the award and only five banks total in the state being recognized. We are incredibly honored to have received this award and are pleased that the tremendous hard work and dedication of our team members are being recognized in this way.

First Choice Bank was recognized by the Findley Reports on Financial Institutions by receiving Findley's rating of "Super Premier Performance" for the 2019 fiscal year. The Findley Reports provide the banking industry with performance benchmarking. The organization's ratings have become highly regarded, and recipients are recognized throughout the western United States as financial institutions achieving exceptional performance. First Choice Bank is very privileged to have received a "Super Premier Performance" rating from Findley Reports.

For the second year in a row, First Choice Bank was named one of the Best Banks to Work For in 2019. The Best Banks to Work For program, which was initiated in 2013 by American Banker and Best Companies Group, identifies, recognizes and honors U.S. banks for outstanding employee satisfaction. The Bank is truly honored to earn this distinction, especially since it was one of only three banks in California recognized, and the only bank in the SoCal area. We are grateful to our entire team for leading First Choice to success and will strive to continue to be the "best bank to work for" for each of our employees.

CB Resource, Inc., recognized First Choice Bank in its Top Ten Report, ranking the top 10 percent of community banks by peer group for Q2 2019. Out of 497 banks in the $1 billion to $5 billion range, First Choice Bank was ranked No. 15! The strength of our key performance indicators (KPIs), such as asset growth, net interest margin and efficiency ratio, were the main drivers of this ranking, all of which are directly attributed to the talent, dedication and unending efforts of each of our employees. We are proud of our team and thankful for all they do to make the Bank successful.

DepositAccounts.com, a subsidiary of LendingTree, released its list of the 2019 Top 200 Healthiest Banks and Credit Unions in America (https://www.depositaccounts.com/banks/health.aspx). DepositAccounts.com evaluates the financial health of over 10,000 banks and credit unions in the United States once per quarter and has been tracking healthy institutions since 2010. To determine bank ranking and recognition, DepositAccounts.com grades each institution on a number of factors, including capitalization, deposit growth and loan-to-reserve ratios. We are pleased that FCB not only made the list but was ranked No. 120 out of over 5,000 banks reviewed throughout the United States.

2019

COMMUNITY SERVICE

Volunteer Hours: 875

Total Donations: $96,000

CRA Investments: $9.0 million*

Community Development Loans: $92.6 million

*Funded and commitments

HIGHLIGHTS

OUTSTANDING CRA REGULATORY RATING

The Bank received the highest available rating, "Outstanding," during its most recent Community Reinvestment Act (CRA) examination by the Federal Reserve Bank (FRB) of San Francisco. The FRB is First Choice's primary federal banking regulator, and the CRA examination reviewed the Bank's achievements in meeting the credit needs of the communities in which the Bank operates, including low- and moderate-income (LMI) neighborhoods. This top rating is a direct result of the continuing dedication and hard work of the employees across FCB's organization and is also indicative of the strong commitment the Bank has made, as a responsible corporate citizen, to support all segments of the communities we serve.

Community Reinvestment Act
Outstanding Rating

FIRST CHOICE BANK AWARDED THE BANK ENTERPRISE AWARD FOR NINE CONSECUTIVE YEARS, SINCE 2011

First Choice Bank is proud to announce that the U.S. Department of the Treasury's Community Development Financial Institution (CDFI) Fund recently granted First Choice more than $246,000 in Bank Enterprise Awards (BEA), the maximum amount presented for this award. In addition to its CDFI designation, First Choice Bank also qualifies as a Minority Depository Institution (MDI), as a majority of our Board of Directors is minority, and the communities we serve are predominantly minority. As a certified CDFI and qualified MDI, First Choice Bank strives to promote economic sustainability and create long-term success for its communities and the Bank.

CRA EVENTS/PROGRAMS



HABITAT FOR HUMANITY

In January, First Choice Bank had the opportunity to volunteer with the reconstruction of an early 1900s home for a deserving family. Our FCB team of volunteers worked very hard, including digging trenches and glazing fences. It was both fun and satisfying to work together helping to build a home for a deserving family.



LOS ANGELES REGIONAL FOOD BANK

Currently, one in seven people in Los Angeles does not have enough to eat on a regular basis. In August, our team helped to fight hunger in our community by volunteering to sort, inspect and repackage donated food items from stores and local food drives. It was very rewarding to know we made a difference and was a lot of fun, too!





EMERGENCY DONATIONS, SMALL BUSINESS LENDING – CORONAVIRUS (COVID-19)

With the onset of the coronavirus (COVID-19) pandemic and corresponding Safer-at-Home orders in California taking hold beginning in March 2020, it became even more difficult for those underserved in our community, and the organizations that help them, to get the assistance they so desperately need. The Bank was able to lend its support by making $18,500 in much-needed donations to several nonprofit organizations in the Los Angeles, Orange and San Diego counties, including area food banks, housing assistance organizations and other neighborhood services. In addition, the FCB team has been working hard to connect area micro-businesses in need of working capital with our nonprofit organization partners to participate in the Bank's Microloan Program, to get these businesses the cash they need in order to keep operating. First Choice, as a Preferred Lender for the U.S. Small Business Association (SBA), also approved over 1,000 loans totaling over $300 million as part of Round One of the SBA's Paycheck Protection Program, an emergency assistance loan program that helps businesses keep their workforces employed during the coronavirus crisis. As the pandemic continues and more people in our communities need additional help, First Choice will be there to do all we can.

FIRST CHOICE BANK'S 9TH ANNUAL CHARITY GOLF TOURNAMENT

For almost 10 years, First Choice Bank's Annual Charity Golf Tournament has supported charitable organizations in our local communities that help those most in need. After the event in October 2019, a record-high $130,000 was donated by the Bank and the Much is Given Foundation to the selected 18 nonprofit organizations throughout Southern California. As well, the Bank presented its "Citizen of the Year" award to Chef Bruno Serato of Caterina's Club for the amazing work he does with the at-risk youth in his neighborhood and the surrounding areas. One of First Choice Bank's core beliefs is to always look for opportunities to make a positive impact on the communities in which we live and work, not because it is required, but because it is the right thing to do. We are grateful for the success of our 2019 event and the meaningful difference it made in the lives of so many in need.



TOYS FOR TOTS

HOLIDAY JOY FOR CHILDREN IN OUR COMMUNITIES

In December, we partnered with the Marine Toys for Tots program for the sixth year in a row. Our employees, directors and even some of our customers generously donated both toys and money to ensure the less fortunate children in our communities were able to have a happy holiday season. We also participated in the Weingart East Los Angeles YMCA's 12th Annual Community Toy Giveaway. Over 1,700 families attended and benefitted from the event. We are grateful for the continuing support provided by our employees, directors and even our clients for these and other very worthy organizations.

FINANCIAL LITERACY WITH FIRST CHOICE BANK AND JUNIOR ACHIEVEMENT, LA SAVES

First Choice is proud to have longstanding partnerships with both Junior Achievement and LA Saves, promoting financial literacy to our youth and others in neighboring communities. We were fortunate to have been able to participate in several financial literacy events over the last year at the JA Finance Park locations in Los Angeles and San Diego. Bank employees helped students, ranging in grades from elementary to high school, learn various money management skills, including how to responsibly budget for both saving and spending. FCB volunteers also participated in several LA Saves events over the last year, all of which were designed to motivate and encourage low-to-moderate-income individuals and families in our local communities to save money, reduce debt and build wealth over time. Our FCB volunteers enjoy being a part of creating a strong financial foundation for people of all ages and walks of life.









FDS MANUFACTURING, INC., AND POMONA QUALITY FOAM

Community needs are great during these difficult times, and First Choice Bank is proud to highlight the dedication of its clients, FDS Manufacturing, Inc. (FDS), and Pomona Quality Foam (PQF), two family-owned companies who have joined forces to produce and supply high-demand personal protective equipment (PPE) during this time of crisis.

For 70 years, FDS has manufactured both paper and plastic packaging, specializing in industrial, agricultural and food service applications. Pomona Quality Foam started in 1983 and produces foam parts for a wide range of industries, including furniture, bedding, automotive, hospitality, medical, aerospace and sporting equipment. In response to the PPE shortage during the current pandemic, FDS and PQF have repurposed their production lines and reallocated resources to make high-quality face shields to protect front-line medical professionals and other essential workers.

We at First Choice Bank are in awe of the initiative these two companies have taken and the work they are doing to help the fight against COVID-19. We are proud to call them our clients.



ZUHURI BEAUTY





Zuhuri Beauty was born from a need for healthier options for personal care products. Founder, CEO and Skin Care Formulator EnJunaya Canton created the company and its non-toxic skin and hair care products for men, women, youth and babies to offer a more natural alternative to other goods on the market. FCB's Microloan program was the perfect solution for Zuhuri Beauty to be able to expand its skincare line distribution, allowing the company to grow and reach new customers.



RYAN BROS COFFEE

Founded in 1994 by brothers Harry, Carmine and Tom, Ryan Bros Coffee started out as a couple of coffee carts in the La Jolla and Old Town areas of San Diego. Roasting coffee beans late into the night in order to open the carts at 5 a.m., the family quickly learned the art of fine products and friendly service. Since then, the business has grown tremendously, and the brothers needed a financial partner that could grow with them. With First Choice Bank, Ryan Bros Coffee has a team of bankers to listen to and take care of the company's financial needs quickly and efficiently.





BOARDWALK DEVELOPMENT, INC.

Boardwalk Development, Inc., was founded in 1992 by Ron Bamberger and Phil Ladman and specializes in the development, leasing and management of small, high-profile shopping centers in Southern California. Ron and Phil decided to team up with First Choice Bank for the company's financial needs because FCB offers a small-town feel and boutique bank intimacy with the resources and depth of the bigger banks.

CHULA VISTA BREWERY

Opened in 2017, Chula Vista Brewery was a dream of Timothy Parker's, the beginning of the next chapter of his life after serving in the U.S. Navy. He and his wife, Dali, wanted to create a place for the local community to come together and relax, have a drink and truly connect with each other. When Timothy's big bank would not support his dream, he turned to First Choice Bank to make it happen. Shared beliefs in exceptional service and commitment to community are why the relationship between Chula Vista Brewery and First Choice Bank works.

CHULA VISTA BREWERY



NELA DEVELOPMENT





NELA DEVELOPMENT

NELA Development is a family-owned real estate development company whose principals, Marissa and Edward Solis, have over 50 years of combined experience in residential real estate. Over the past six years, First Choice Bank has provided lending solutions for several single-family and commercial developments, with each finance structure tailored specifically to the individual project's needs and timelines.

NAKHSHAB DEVELOPMENT & DESIGN

Designing for community and multi-generational living is at the heart of what Nakhshab Development & Design does. Since 2003, this family business has constructed numerous single-family homes and multifamily complexes, all of which are unique and have different requirements. First Choice Bank understands this and offers a tailored approach for the financing and timeline of each development. This collaboration, focused on distinct solutions for every project, is the right tool for ongoing success.



JONES COFFEE ROASTERS

Five generations ago in the mid-1870s, the Jones family began producing coffee on a farm in Guatemala, with a commitment from the very beginning to care for both the environment and the worker community. Today, their coffee is still grown on that same farm, and it is sold to other sustainability-minded coffee roasters around the country and served in several Jones Coffee Roasters locations in the Pasadena area. Family is important to Mireya, Chuck and Larry Jones and is a critical part of their business's success, which is why they choose to bank with First Choice.

JONES COFFEE ROASTERS




JONES
Madison Blend
JONES
COFFEE ROASTERS

2019

BY THE NUMBERS

IMPROVING EFFICIENCY

EFFICIENCY RATIO



59.6%
52.0%
50.3%
2017
2018
2019
Efficiency Ratio
(Adjusted to exclude one-time merger expenses)

EXPANDING THE BOTTOM LINE

NET INCOME & EPS



$27.8M
$15.1M
$7.4M
$1.02
$1.64
$2.36
2017
2018
2019
Net Income
EPS

SUMMARY FINANCIALS

First Choice Bancorp – Consolidated (in thousands, except share data)	Year ended December 31,		
	2019	2018	2017
BALANCE SHEET HIGHLIGHTS			
Assets	$1,690,324	$1,622,501	$903,795
Loans[1]	1,382,334	1,279,003	752,312
Investment Securities[2]	31,709	34,865	37,760
Deposits	1,313,693	1,252,339	772,679
Shareholders' Equity	261,805	248,069	105,694
[1]Includes loans held for sale and loans held for investment [2]Includes securities available-for-sale (at fair value) and held-to-maturity (at cost)			
OPERATING RESULTS			
Net Interest Income	$78,262	$55,667	$34,778
Noninterest Income	7,700	3,610	5,061
Total	85,962	59,277	39,839
Noninterest Expense	43,240	36,192	23,754
Net Income	27,848	15,130	7,354
PERFORMANCE RATIOS			
Net Interest Margin	5.24%	4.93%	3.97%
Return on Average Tangible Common Equity	15.90%	11.38%	6.96%
Return on Assets	1.74%	1.28%	0.83%
Dividend Payout Ratio	35.65%	50.13%	78.35%
CAPITAL & CREDIT RATIOS			
Common Equity Tier 1 Ratio	13.04%	13.26%	13.46%
Total Capital Ratio	14.03%	14.18%	14.72%
Tier 1 Leverage Ratio	12.01%	12.03%	11.75%
Allowance for Loan Losses / Non-Performing Loans	120.0%	642.0%	596.1%
NPAs / Assets	0.67%	0.11%	0.19%
PER COMMON SHARE DATA			
Common Shares Outstanding	11,635,531	11,726,074	7,260,119
Diluted Earnings per Share	$2.36	$1.64	$1.02
Dividends per Share	$0.85	$0.80	$0.80
Book Value per Share	$22.50	$21.16	$14.56
Tangible Book Value per Share	$15.70	$14.33	$14.56

First Choice Bank

First in Speed | Service | Solutions

www.FirstChoiceBankCA.com

1.877.256.9809



Member FDIC

EQUAL HOUSING LENDER